UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 6, 2018

CARPENTER TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

1735 Market Street Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

(610) 208-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b.2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Damon J. Audia as Senior Vice President and Chief Financial Officer

On August 6, 2018, Damon J. Audia resigned as Senior Vice President and Chief Financial Officer of Carpenter Technology Corporation (the “Company”), effective September 14, 2018.

Appointment of Timothy F. Lain as Vice President and Chief Financial Officer

On August 6, 2018, the Board of Directors (the “Board”) of the Company appointed Timothy F. Lain to be the Company’s Vice President and Chief Financial Officer, effective September 14, 2018.

Mr. Lain, 46, currently serves as Vice President-Controller and Chief Accounting Officer of the Company, a position that he has held since June 2013, and is also a member of the senior leadership team of the Company. From May 2015 to October 2015, Mr. Lain served as the Company’s acting Chief Financial Officer before returning to the role of Vice President-Controller and Chief Accounting Officer. Mr. Lain joined the Company in June 2007. Prior to joining the Company, Mr. Lain served as Audit Director at McGladrey & Pullen LLP, a certified public accounting firm. Mr. Lain holds a bachelor’s degree in Accounting from the Fox School of Business at Temple University and is a Certified Public Accountant.

Mr. Lain’s compensation as Vice President and Chief Financial Officer of the Company is set forth in an offer letter the Company delivered to Mr. Lain on August 6, 2018, and accepted by him on August 8, 2018 (the “Offer Letter”). Mr. Lain’s annual base salary will be $400,000. Mr. Lain will also be eligible to participate in the Company’s Executive Bonus Compensation Plan for the fiscal year ending June 30, 2019 with a “target level” cash bonus of 55% of his salary, based on the achievement of certain target metrics, to be determined annually by the Board or Compensation Committee of the Board. Mr. Lain will also be eligible to receive annual equity grants determined by the Compensation Committee of the Board, which are anticipated to be granted in fiscal year 2019 with an approximate annual value of $400,000. Additionally, Mr. Lain will be eligible to participate in the Company’s Deferred Compensation Plan, Severance Pay Plan for Executives and Change of Control Severance Plan, as well as the Company’s other benefit programs.

The foregoing description of the material terms of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.  The Company announced Mr. Lain’s appointment in a press release dated August 8, 2018, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

There are no family relationships between Mr. Lain and any director or executive officer of the Company, and he has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 - Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Descriptions

10.1	Offer Letter, dated August 6, 2018, by and between Carpenter Technology Corporation and Timothy Lain.
99.1	Press Release, dated August 8, 2018.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARPENTER TECHNOLOGY CORPORATION

	By	/s/ James D. Dee
James D. Dee
Vice President, General Counsel and Secretary

Date: August 8, 2018

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